EXHIBIT 4.1


                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                        100 Williams Street, 25th Floor,
                             New York, NY 10038 USA
                              Tel: (212) 269-6300
                               Fax (212) 771-6445

                                 August 9, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

          Re: Van Kampen Focus Portfolios
              The Dow Strategic 10 Trust, August 1999 Series The Dow Strategic 5 Trust, August 1999 Series Strategic Picks Opportunity Trust, August 1999 Series EAFE Strategic 20 Trust, August 1999 Series Pacific Strategic 10 Trust, August 1999 Series (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-83003

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                           Very truly yours,


                                           Steve Miano
                                           Director Fixed Income Data Operations